UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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CoreLogic, Inc.

(Name of Registrant as Specified In Its Charter)

Senator Investment Group LP

Senator Management LLC

Senator GP LLC

Senator Master GP LLC

Douglas Silverman

Senator Focused Strategies LP

Senator Focused Holdings LP

Senator Global Opportunity Master Fund LP

Cannae Holdings, Inc.

Cannae Holdings, LLC

W. Steve Albrecht

Martina Lewis Bradford

Gail Landis

Wendy Lane

Ryan McKendrick

Katherine “KT” Rabin

Sreekanth Ravi

Lisa Wardell

Henry W. “Jay” Winship

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 5, 2020, Senator Investment Group LP and Cannae Holdings, Inc. issued the following press release regarding CoreLogic, Inc.

Glass Lewis Calls for Removal of Paul Folino, CoreLogic’s Chairman – As Well As Three Additional Directors – and Recommends Shareholders Vote for Senator and Cannae Nominees on the Gold Card

Highlights ‘Abysmal’ Behavior by the Current Board and Questions Timing, Legitimacy, and Structure of Current Sales Process

Joins ISS in Recommending Removal of J. David Chatham, David F. Walker, Thomas O’Brien, and in Highlighting the Serious Concerns Around Chairman Folino

Recommends Shareholders Vote to Elect Senator and Cannae Nominees W. Steve Albrecht, Wendy Lane, Ryan McKendrick, and Henry W. “Jay” Winship to CoreLogic Board

Vote on the GOLD Card TODAY to Protect Your Investment in CoreLogic

NEW YORK & LAS VEGAS, November 5, 2020 – Senator Investment Group LP (“Senator”) and Cannae Holdings, Inc. (NYSE: CNNE), (“Cannae”), today announced that a leading proxy advisory firm, Glass, Lewis & Co., LLC (“Glass Lewis”), has recommended:

1.	Shareholders vote on the GOLD proxy card in support of Senator and Cannae nominees W. Steve Albrecht, Wendy Lane, Ryan McKendrick, and Henry W. “Jay” Winship;
2.	Shareholders remove CoreLogic’s Chairman, Paul Folino, as well as the Company’s longest tenured directors: J. David Chatham, David F. Walker, and Thomas O’Brien.

Glass Lewis concluded1 that CoreLogic’s Board lacks credibility given the timing and content of its announcements, and questioned whether the Company’s most recent claims of engaging with bidders was little more than a disingenuous, defensive tactic:

•	“[W]e remain concerned the board’s October 28, 2020, announcement could be easily re-framed as a tactical manufacture of informational asymmetry at an obviously critical juncture…”

•	“[T]hese announcements fall well short of clearly establishing a comprehensively structured, competitive auction process…”

•

“[T]he timing of CLI’s announcement — falling less than three weeks prior to the contested vote — is, in the frankest of terms, abysmal for independent CLI shareholders, who are now being asked to render potentially transformative judgement in the presence of significant and seemingly unnecessary informational asymmetry. It is the latter of these distinctions which most directly hampers assessments of CLI’s credibility, in our view, as it remains largely unclear why the board would withhold the presence of such a critical process until this very late stage. Further still, despite a string of optics-managing disclosures over the last several days, CLI has functionally failed to confirm the presence of a structured auction framework codifying an understood and level playing field for all participants.”

•

“…the board’s engagement initiative, such as it is currently understood, is potentially deeply flawed in a manner that may actively preclude the generation of compelling, competitive bids for CLI. Coupled with the board’s dour legacy of post-spin value generation and the less than favorable optics associated with the defensive tactics overseen by board chair Paul Folino during his tenure with Emulex, we consider there is sufficient cause to conclude the board’s announced process is questionably timed, poorly structured and atypically unpopular.”

Glass Lewis also noted CoreLogic’s “dismal returns” and the Board’s “objectively poor track record,” thereby concluding CoreLogic’s Board has a long history of continually failing its shareholders:

•

“[CoreLogic’s poor engagement and credibility-lacking announcement of a strategic review] is hardly the limit of our concern, however, as we also believe shareholders have clear cause to question the merits of vesting additional time and confidence in a long-tenured board which paradoxically claims to be, “singularly focused on creating value,” despite tacitly abdicating themselves of responsibility for a plainly observable legacy of mediocre value creation and pervasive misses on growth, revenue mix and margins.”

•	“The board’s silence on this most basic measure of value [stock performance versus peers] proves deafening here, as CLI’s moribund returns materially underperform all peer sets over all periods…”

•	“[T]he Company’s objectively dismal returns profile and largely undisputed failure to achieve long-established strategic and financial objectives.”

Glass Lewis concluded that new directors are needed:

•

“[W]e believe CLI investors have ample cause to support the addition of new, independent directors prepared to capably contribute to a thorough and transparent exploration of all alternatives practicably available to the Company at this time.”

•

“We believe the foregoing changes [replacing four directors] facilitate a clear and fairly low-risk transition away from the longest tenured board members bearing responsibility for a decade-long streak of poor returns and missed objectives in favor of a number of new candidates with demonstrably credible backgrounds in, among other things, public board service and transaction negotiations.”

Glass Lewis is now the second proxy advisor to strongly criticize the credibility and track record of CoreLogic’s Board and Chairman and to call for new directors. As ISS previously stated2:

•

“Given the chairman’s troubling track record with regard to Emulex and concerns surrounding apparent stutter steps in the board’s handling of recent inbound interest, shareholders could also seek his removal for added reassurance.”

•

“[T]he board has yet to demonstrate a commitment to running a fair process, provide sufficient reassurance for shareholders, and ensure that all potential acquirers are offered an equal opportunity to make their best bid for the company.”

•

“In light of the board’s failure to hold management accountable for missing long-term targets and its confirmation that it is engaging with third parties without beginning an actual sale process, the board’s commitment to maximizing shareholder value is uncertain.”

•

“[CoreLogic’s] underperformance is substantial, and dramatically reduces a willingness on the part of shareholders to reject an acquisition approach for the sake of trusting management to deliver in the future.”

•

“[S]hareholders would benefit from the presence of new directors to ensure that the engagement with potential acquirers is managed to maximize value, especially considering the auspicious timing of the new indications of interest and the dissidents’ apparent role in encouraging other bidders to emerge.”

•	“The dissident nominees are independent, have increased shareholder value in past processes similar to the current situation, and seem capable of contributing to better governance and performance...”

Quentin Koffey, Partner, Senator Investment Group, LP said, “By calling for the removal of CoreLogic’s Chairman as well as its longest tenured directors, Glass Lewis issued a severe rebuke of CoreLogic’s Board for failing its shareholders. We have now seen the two leading proxy advisory firms condemn CoreLogic’s directors, specifically targeting the Chairman, and call for removal of the Company’s longest tenured directors. This resounding lack of confidence in CoreLogic’s current Board and its commitment to shareholder value is why electing new, fully independent, and highly qualified directors is the best path forward.”

Visit www.UnlockingCoreLogic.com for more information.

To Protect the Value of Your Investment Vote on the GOLD Card Today

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Senator Investment Group LP, Cannae Holdings, Inc. and the other Participants (as defined below) have filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission (the “SEC”) on September 23, 2020 to be used in connection with the solicitation of proxies with respect to the proposals to be presented at the special meeting of stockholders (the “Special Meeting”) of CoreLogic, Inc., a Delaware corporation (the “Company”), scheduled to be held on November 17, 2020.

The participants in the solicitation are (i) Senator Investment Group LP (“Senator”), the investment manager of the Senator Funds (as defined below), (ii) Senator Management LLC (“Senator GP”), the general partner of Senator, (iii) Senator GP LLC (“Senator GP LLC”), the general partner of SGOM (as defined below) and SFH (as defined below), (iv) Senator Master GP LLC (“Senator Master GP”), the general partner of SFS (as defined below), (v) Mr. Douglas Silverman (“Mr. Silverman”), the Chief Executive Officer of Senator, (vi) Senator Focused Strategies LP (“SFS”), (vii) Senator Focused Holdings LP (“SFH”), (viii) Senator Global Opportunity Master Fund LP (“SGOM” and, together with SFS and SFH, the “Senator Funds”), (ix) Cannae Holdings, Inc. (“Cannae”), (x) Cannae Holdings, LLC (“Cannae Holdings”), a wholly-owned subsidiary of Cannae, (xi) W. Steve Albrecht, (xii) Martina Lewis Bradford, (xiii) Gail Landis, (xiv) Wendy Lane, (xv) Ryan McKendrick, (xvi) Katherine “KT” Rabin, (xvii) Sreekanth Ravi, (xviii) Lisa Wardell and (xix) Henry W. “Jay” Winship (collectively, the “Participants”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT THAT HAS BEEN FILED WITH THE SEC AND OTHER PROXY MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

As of the date hereof, (i) SFS directly owns 100 shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”), (ii) SGOM directly owns 4,110,000 shares of Common Stock, (iii) SFH directly owns 1,410,000 shares of Common Stock and (iv) Cannae Holdings directly owns 2,299,900 shares of Common Stock. Additionally, as of the date hereof, SFS is party to cash-settled total return swaps referencing 3,942,810 shares of Common Stock in the aggregate and total return swaps referencing 121,090 shares of Common Stock in the aggregate.

As described in the Schedule 13D filed with the SEC by Senator, Cannae and certain of their respective affiliates with respect to the Company, each of Senator, Senator GP, Senator GP LLC, Senator Master GP, Mr. Silverman, Cannae and Cannae Holdings may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 7,941,090 shares of Common Stock (the “Shares”) and, therefore, each such Participant may be deemed to be the beneficial owner of all of the Shares. The Shares collectively represent approximately 9.99% of the outstanding shares of Common Stock based on 79,495,658 shares of Common Stock outstanding as of September 18, 2020, as reported in the Company’s Definitive Proxy Statement filed on September 22, 2020.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a recommendation to buy or sell any securities.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of Cannae’s Form 10-Q, 10-K and other filings with the Securities and Exchange Commission.

[1]	Permission to quote Glass Lewis was neither sought nor obtained.
[2]	Permission to quote ISS was neither sought nor obtained.

Contacts

Investors:

D.F. King & Co., Inc.

Edward McCarthy / Geoffrey Weinberg

emccarthy@dfking.com / gweinberg@dfking.com

(212) 269-5550

Media:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com